UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRACORE PROPERTIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

December 27, 2006

Dear Fellow Shareholders:

We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of CentraCore Properties Trust (the “Company”) to be held on January 23, 2007. Your vote is requested for this important meeting.

At the Special Meeting, shareholders are being asked to consider and vote on a proposal to approve an Agreement and Plan of Merger that we entered into on September 19, 2006, which provides for the acquisition of the Company by a wholly owned subsidiary of The GEO Group, Inc. If the merger is completed, you will receive $32.00 in cash for each share of the Company’s common stock you own, plus unpaid dividends through the closing date.

According to our latest records, we have not yet received your proxy for this important meeting. Our Board of Trustees has unanimously approved the merger agreement and recommends that our shareholders vote FOR approval of the merger agreement. The approval of the proposed merger requires the affirmative vote of holders owning two-thirds of all outstanding shares of our common stock entitled to vote at the meeting. Accordingly, the vote of all shareholders is important. If a CentraCore shareholder does not vote, it has the same effect as voting against the merger agreement. Please act today to vote your shares.

Please submit your vote in this important matter regarding the Company – by voting by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

CHARLES R. JONES

PRESIDENT AND CHIEF EXECUTIVE OFFICER

IMPORTANT RECENT DEVELOPMENT

Institutional Shareholder Services (ISS), a leading independent proxy advisory firm that issues recommendations to institutional investors, recommended that shareholders of CentraCore Properties Trust vote “FOR” the merger agreement with The Geo Group.

In making its recommendation, ISS concluded that, “Based on our review of the terms of the transaction…, the auction process and the offer price premium of approximately 12.8 percent, ISS believes that the merger warrants shareholder support.”

Regarding other business that may be brought before the special meeting, the Board of Trustees recommends a vote FOR proposal two while ISS recommended a vote against this proposal.

3 EASY WAYS TO VOTE

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your company save additional solicitation costs by signing, dating and mailing your proxy or voting instruction form today. Remember, a failure to vote is equivalent to a vote against the merger agreement. Internet and telephone voting are also available. Please refer to your proxy or voting instruction form for instructions. Street name shareholders: Your bank or broker cannot vote your shares on the merger proposal unless it receives your specific instructions. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-967-7921.

Important Information and Where to Find It

In connection with the proposed merger, CPT filed a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”) on December 11, 2006. CPT URGES INVESTORS AND SHAREHOLDERS TO REVIEW THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC RELATED TO THE PROPOSED MERGER CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CPT, THE PROPOSED MERGER AND RELATED MATTERS.

The proxy statement and other documents filed with the SEC by CPT are available without charge on the SEC’s web site at www.sec.gov. A free copy of these documents may also be obtained from CentraCore Properties Trust, 11376 Jog Road, Suite 101 Palm Beach Gardens, FL 33418. Shareholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the merger.